UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2009

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, MA 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 8.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of certain convertible preferred stock to be issued by Implant Sciences Corporation (“Implant Sciences” or the “Company”).

Item 3.02.                   Unregistered Sales of Equity Securities.

See Item 8.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of certain convertible preferred stock to be issued by the Company.

Item 7.01.                                Regulation FD Disclosure.

March 30, 2009, the Company issued a press release announcing the matters described in Item 8.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.                                Other Events.

As previously announced, in May 2007, the Company entered into an agreement to sell substantially all of the assets of its Accurel Systems subsidiary to Evans Analytical Group, LLC (“Evans”) for approximately $12,705,000, including $1,000,000 held by an escrow agent as security for certain representations and warranties. In February 2008, Evans filed suit requesting rescission of the asset purchase agreement, plus damages, based on claims of misrepresentation and fraud. In March 2008, Evans filed a notice with the escrow agent prohibiting release of any portion of the escrow pending resolution of the lawsuit.

On March 30, 2009, the Company announced the settlement of this litigation and the mutual release by the Company and Evans of all claims related to the sale of Accurel, excluding certain disputed claims related to Evans’ sublease of certain real estate from the Company. In addition, Evans continues to pursue certain claims against a former officer of Implant Sciences and Accurel, including claims that, while brought by Implant Sciences and Accurel, will be controlled and funded by Evans.  In settling this litigation, the Company agreed to pay Evans damages in the amount of approximately $5,700,000, by (i) agreeing to release to Evans approximately $700,000 that had been held in escrow since the time of the closing of the Accurel sale and (ii) agreeing to issue to Evans 1,000,000 shares of a new series of preferred stock having an aggregate liquidation preference, as described below, of $5,000,000 (the “Preferred Stock”). The balance of the escrow account ($300,000) was released to Implant Sciences.

The Preferred Stock, however, will be subject to cancellation, without consideration and without liability to the Company, under certain conditions related to the Company’s continued cooperation in the pursuit (as controlled and funded by Evans and its counsel) of certain claims against a former officer of both the Company and Accurel related to the Accurel acquisition, including the outcome of such litigation.  The stock is also convertible into common shares under various scenarios, including by either party after the ninth anniversary of the agreement, and under certain other circumstances as described in detail below.

The following is a summary of the terms of the Preferred Stock, the rights, preferences, privileges and limitations of which will be set forth in Articles of Amendment (the “Articles of Amendment”) to the Company’s Restated Articles of Organization, to be filed by the Company with the Secretary of the Commonwealth of Massachusetts. This summary is qualified in all respects by the Articles of Amendment. Upon the filing of the Articles of Amendment with the Secretary of the Commonwealth, the Company will file the Articles of Amendment as an exhibit to an amendment to this Current Report on Form 8-K.

Dividends. The Preferred Stock will be entitled to participate on an “as converted” basis in all dividends or distributions declared or paid on the Company’s common stock.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to be paid an amount equal to $5,000,000, plus any declared but unpaid dividends, prior to the payment of any amounts to the holders of the Company’s common stock by reason of their ownership thereof.

Voting Rights. The holders of Preferred Stock will have no voting rights except as required by applicable law. However, the Company may not issue any shares of any other class or series of preferred stock at a price per share that is less than the fair market value thereof, as determined in good faith by the Company’s Board of Directors (taking into account all fees, expenses and standard market discounts) without the consent of the holders of a majority of the Preferred Stock.

Conversion into Common Stock/Anti-Dilution Protection. The Preferred Stock will be convertible, at the option of the Company or of the holders, into shares of common stock (i) at any time after the ninth anniversary of the date on which the Preferred Stock is first issued, or (ii) upon a merger of the Company with or into a third party or the sale of substantially all of the Company’s equity securities to a third party. Although the Preferred Stock will initially be convertible into 1,000,000 shares of common stock, that number may be adjusted under a weighted-average anti-dilution formula in the event that the Company issues additional shares of common stock (or securities convertible into or exercisable for additional shares of common stock) at a price below the fair market value of the common stock (taking into account all fees, expenses and standard market discounts) at the time of the issuance of the additional securities. Additional exceptions to the anti-dilution protection will exist for issuances of stock and options under benefit plans approved by the Company’s Board of Directors and securities issued to banks and securities issued in connection with acquisitions.

Redemption. If the Preferred Stock has not been converted into common stock or otherwise redeemed or cancelled, then the Preferred Stock will be redeemed by Implant Sciences on the tenth anniversary of the date on which the Preferred Stock is first issued for an amount equal to $5,000,000, plus any declared but unpaid dividends.

Cancellation. The Preferred Stock will be subject to cancellation, without consideration and without liability to the Company, under certain conditions related to the Company’s continued cooperation in the pursuit (as controlled and funded by Evans and its counsel) of certain claims against a former officer of both the Company and Accurel related to the Accurel acquisition.

A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                        Description

99.1	Press Release of Implant Sciences Corporation dated March 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By: /s/ Glenn D. Bolduc
Glenn D. Bolduc
Chief Executive Officer

Date: March 30, 2009

EXHIBIT INDEX

Exhibit No.                        Description

99.1	Press Release of Implant Sciences Corporation dated March 30, 2009.